Exhibit 16.1
March 19, 2008
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read Integrity Bancshares, Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 20, 2008, and we agree with such statements concerning our firm.
/s/ Mauldin & Jenkins, LLC